Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of American Apparel, Inc. on Form S-1, amendment number 2, FILE No. 333-176547 of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern dated March 31, 2011, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedules of American Apparel, Inc. as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009, and 2008 and our report dated March 31, 2011 with respect to our audit of the effectiveness of internal control over financial reporting of American Apparel, Inc. as of December 31, 2010, which reports appear in the Annual Report on Form 10-K of American Apparel, Inc. for the year ended December 31, 2010.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP

Marcum LLP
New York, New York
December 2, 2011

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